Exhibit 10

January 24, 2003

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

         Re:      Exhibit 10, Form N-1A

                  Calvert Social Investment Fund

                  2-75106 and 811-3334

Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 34 will be legally issued, fully paid and non-assessable when sold.  My opinion is based on an examination of documents related to Calvert Social Investment Fund (the

"Trust"), including its Declaration of Trust, its By-laws, other original or

Photostat copies of Trust records, certificates of public officials,

documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

         Therefore, I consent to filing this opinion of counsel with the

Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective

Amendment No. 34 to its Registration Statement.

Sincerely,

/s/Susan Walker Bender

Associate General Counsel